SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON DC 20549

                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                         Date of Report: August 1, 1999
                        (Date of earliest event reported)


                      Bion Environmental Technologies, Inc.
              (Exact Name of Registrant as Specified in its Charter




   Colorado                 0-19333               84-1176672
  (State of               (Commission          (I.R.S. Employer
Incorporation)             File No.)          Identification No.)





               555 17th Street, Suite 3310, Denver, Colorado 80202
              (Address and Zip Code of Principal Executive Offices)






Registrant's telephone number including area code: (303) 294-0750

ITEM 5.    OTHER EVENTS.

1. During the period from August 1, 1999 through September 30, 1999, LoTayLingKyur, Inc. ("LTLK"), a shareholder of Bion Environmental Technologies, Inc. ("Bion"), advanced $239,072.19 of principal to Bion with accrued interest of $35,065.61, which sum has been added to the convertible promissory note set forth at Exhibit 10.1 to the Company's Form 8-K dated May 21, 1999.

2. Bion recently hired Frank Franciosi as its Eastern Division Manager. Mr. Franciosi is currently responsible for all activities related to BionSoil sales and is currently managing our North Carolina office and specific projects. Mr Fanciosi has 20 years of Horticulture experience and 6 years experience in the animal, agricultural, and industrial waste conversion industries.

3. During the period from August 1, 1999 to October 12, 1999, Bion made agreements with the following corporate relations companies to provide shareholder and public relations information on the internet: Internet Stock Market Resources, Inc.; OHN/Wall Street Interview, Inc.; Corporate Imaging; and Kostech Corporation.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.


                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               BION ENVIRONMENTAL TECHNOLOGIES,INC.

Date: October 13, 1999              By:  /s/ Jon Northrop
                                        ------------------------
                                          Jon Northrop, Chief
                                          Executive Officer